UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 27, 2011

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Nanreyuan Street
Dongfeng Road
Sartu District
163300 Daqing, P.R. China

(Address Of Principal Executive Offices) (Zip Code)

+86-459-460-7626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

QKL Stores Inc. (the “Company”) held its annual meeting of stockholders on May 27, 2011 (“Annual Meeting”).  There were 29,769,590 shares of common stock entitled to be voted, and 24,471,687 shares present in person or by proxy, at the Annual Meeting.

Two items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2012.

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Zhuangyi Wang	24,464,550	0	7,137

Alan D. Stewart	24,461,514	0	10,173

Gary B. Crook	23,426,399	0	1,045,288

Zhiguo Jin	23,426,124	0	1,045,563

Chaoying Li	23,423,424	0	1,048,263

2.	Approval of the Company’s Independent Accountants.

Stockholders ratified the appointment of BDO China Li Xin Da Hua CPA Co., Ltd. as the Company’s independent accountants for 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,407,170	62,567	1,950	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By:	/s/ Zhuangyi Wang
Name:	Zhuangyi Wang
Title:	Chief Executive Officer

Dated: May 27, 2011